Exhibit 99.2

Lehigh Gas Partners LP Enters Into a $450 Million Amended and Restated Credit Facility

ALLENTOWN, PA (March 4, 2014) - Lehigh Gas Partners LP (NYSE: LGP) (the “Partnership,” “we,” or “us”) announced today that it entered into a $450 million amended and restated credit facility (the “New Facility”). The New Facility replaces the Partnership’s previous $324 million credit facility.

“We are extremely pleased to enter into the New Facility. It increases our borrowing capacity and meaningfully enhances our financial and operational flexibility to complete acquisitions going forward,” said Chairman and CEO Joe Topper. “We are gratified at the support that we received from our existing lenders in the process and welcome the addition of a high quality group of new lenders as well,” Topper added.

The New Facility matures on March 4, 2019, and, subject to certain conditions, may be increased by an additional $100 million. Borrowings under the New Facility bear interest, at the Partnership’s option, at a rate equal to the London Interbank Offering Rate (“LIBOR”) plus a margin of 2.00% to 3.25% per annum or the Base Rate plus a margin of 1.00% to 2.25% per annum, depending on the Partnership’s total leverage ratio. As of March 4th, the margin on the facility was 2.75% and 1.75%, respectively, for LIBOR and Base Rate borrowings.

As of March 4th, the Partnership had 149.7 million outstanding under the New Facility and 286.0 million in borrowing capacity, net of outstanding borrowings and letters of credit.

About Lehigh Gas Partners LP

Lehigh Gas Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Formed in 2012, Lehigh Gas Partners distributes fuel to over 800 locations and owns or leases more than 550 sites in thirteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware and Virginia. The company is affiliated with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco and Valero. LGP ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.lehighgaspartners.com.

Investor Contact:

Karen Yeakel

Vice President, Investor Relations

Lehigh Gas Partners

610-625-8126

kyeakel@lehighgas.com

Forward Looking and Cautionary Statements

This press release and oral statements made regarding the subjects of this release may contain forward-looking statements, which may include, but are not limited to, statements regarding the Partnership’s plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon the Partnership’s current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Partnership’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Partnership on its website or otherwise. The Partnership does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the Partnership’s Form 10-K filed on March 28, 2013 with the Securities and Exchange Commission as well as in the Partnership’s other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.